Exhibit 10.9

ASSIGNMENT OF CONTRACT

This Assignment of Contract (the “Assignment”) is effective as of 20th March, 2020 (the “Effective Date”) by and between Jagjit Singh Kohli Indian inhabitant residing at 700, Ranee Villa, 10th Road, next to Yes Bank, Opp. Pratiksha Amitabh Old Bunglow, JVPD, Juhu, Mumbai 400 049 (which expression unless it be repugnant to the context or meaning thereof be deemed to mean and include his heirs executors administrators and assigns) (“Assignor”)

Lytus Technologies Holdings Ptv. Ltd. (Reg. No. 2033207) having its principal place of business at 2nd Floor, 116 Main Street, Road Town, Tortola, British Virgin Islands hereinafter referred to as “Lytus” through its Director Mr. Dharmesh Gulabrai Pandya residing at 5011 Gate Parkway, Building No. 100, Suit No. 100, Jacksonville, Florida 32256, United States of America (which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include its, executors and administrators, and assigns) (“Assignee”).

The above-referenced parties may be collectively referred to herein as the “Parties.”

WHEREAS, Assignor and (1) Ravi Gupta, (2) Nirlep Kumar and (3) DDC CATV NETWORK PRIVATE LTD., are parties in the Share Purchase Agreement dated 21st February 2020 and Share Subscription Agreement dated 21st February 2020 (hereinafter collectively referred to as ‘the Contracts’) for acquisition of 2% of the shares of the said company by the Assignor.

WHEREAS, Assignor desires to assign and Assignee desires to receive by assignment all of Assignor’s rights and obligations under the Contracts;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ASSIGNMENT: Assignor hereby assigns to Assignee all of its interests, rights and title held by Assignor in and to the Contracts.

ASSUMPTION OF OBLIGATIONS: Assignee acknowledges the receipt of a copy of the Contracts. As of the date of this Assignment, Assignee hereby assumes all of Assignor’s interests, rights, duties and obligations remaining in the Contracts. As of the date of this Assignment, Assignee agrees to comply with all the terms, make all payments, and perform all conditions and covenants in the Contracts as if Assignee were an original party therein.

ASSIGNOR’S REPRESENTATIONS: Assignor warrants that the Contracts are in full force and effect and fully assignable or may be assigned with consent of Confirming Party. Assignor further warrants that the contract rights transferred in this Assignment are free of lien, encumbrance or adverse claim.

BINDING EFFECT: The covenants and conditions contained in the Assignment shall apply to and bind the Parties and their successors and permitted assigns.

DISPUTE RESOLUTION AND GOVERNING LAW: Any dispute or difference whatsoever arising between the parties hereto out of or relating to these presents, or its construction, meaning, scope, implementation and operation or effect, or the validity or breach thereof shall be referred to arbitration under the Arbitration and Conciliation Act, 1996 (as amended from time to time). The place of Arbitration shall be New Delhi alone. The arbitration shall be conducted by a sole arbitrator. The award shall be final and binding on the parties. This provision has been expressly agreed upon by the parties hereto, with a view to ensure that substantial justice is done to the parties, without loss of time, and with a view to avoid time consuming litigations in courts of law. Subject to this clause of Arbitration, only the Courts in New Delhi alone shall have exclusive jurisdiction over any disputes arising from this Agreement.

WAIVER: The failure of either Party to enforce any provisions of this Assignment shall not be deemed a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with every provision of this Assignment.

COUNTERPARTS: This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document. In the event that any signature hereof is delivered by e-mail as an attached, scanned document, such signature shall create a valid and binding of the Parties executing the same with the same force and effect as if such e-mailed signature page were an original thereof.

IN WITNESS WHEREOF the Parties hereto have hereunto subscribed their respective hands at Delhi, on the day and year first mentioned hereinabove.

SIGNED & DELIVERED by the within	)
named Assignor Shri Jagjit Singh Kohli
in the presence of: Yogesh Shah	) ) ) )

SIGNED & DELIVERED by the within	)
named Assignee Lytus Technologies	)

Holdings Ptv. Ltd. by its Director	)
Mr. Dharmesh Pandya	)
pursuant to a Board Resolution dated
20th March,2020 )
in the presence of:	)
)
)